Exhibit 10.10

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K. [*****] INDICATES THAT INFORMATION HAS BEEN REDACTED

Tenancy Agreement

An Agreement made the 9th day of March, 2023 between the Landlord and the Tenant as more particularly described in Schedule I,

The Landlord shall let and the Tenant shall take the Premises for the Term and at the Rent as more particularly described in Schedule I and both parties agree to observe and perform the terms and conditions as follows:-

1.	The Tenant shall pay to the Landlord the Rent in advance on the 1st day of each and every calendar month during the Term. If the Tenant shall fail to pay the rent within 7 days from the due date, the Landlord shall have the right to institute appropriate action to recover the rent and all costs, expenses, and other outgoings so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in full by the Landlord.

2.	The Tenant shall not make any alternation and/or additions to the Premises without the prior written consent of the Landlord, which consent shall not be reasonably withheld.

3.	The Tenant shall not assign, transfer, sublet, or part with the possession of the Premises or any part thereof to any other person. This tenancy shall be personal to the Tenant named herein.

4.	The Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the Premises. The Tenant shall not contravene any negative or restrictive covenants contained in the government Lease(s) under which the Premises are held from the Government.

5.	The Tenant shall during the Term pay and discharge all charges in respect of water, electricity, gas and telephone and other similar charges payable in respect of the Premises.

6.	The Tenant shall during the Term Keep the interior of the Premises in good and tenantable repair and condition (fair wear and tear and damage caused by inherent defects excepted) and shall deliver up vacant possession of the Premises in the same repair and condition on the expiration or sooner determination this Agreement.

7.	The Tenant shall pay to the Landlord the Security Deposit set out in Schedule I for the due observance and performance of the terms and conditions herein contained and on his part to be observed and performed. Provided that there is no antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 7 days from the date of delivery of vacant possession of the Premises to the Landlord or settlement of any outstanding payment owed by the Tenant to the Landlord, whichever is later. If the Rent and/or any charges payable by the Tenant hereunder or any part thereof shall be unpaid for seven (7) days after the same shall become payable (whether legally demanded or not) or if the Tenant shall commit a breach of any of the terms and conditions herein contained, it shall be lawful for the Landlord at any time thereafter to re-enter the Premises whereupon this Agreement shall absolutely determine and the Landlord may deduct any loss or damage suffered by the Landlord as a result of the Tenant’s breach from the Security Deposit without prejudice to any other right of action or any remedy of the Landlord in respect of such breach of the Tenant.

8.	Provided the Tenant shall have paid the Rent and other outgoings on the days and in the manner herein provided and observe and perform the terms and conditions herein contained and on the Tenant’s part to be observed and performed, the Tenant shall peacefully hold and enjoy the Premises during the Term without any interruption by the Landlord.

9.	The Landlord shall keep and maintain the structural parts of the Premises including the main drains, pipes and cables in proper state of repair Provided that the Landlord’s liability shall not be incurred unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair and remedy the same after the lapse of a reasonable time from the date of service of such notice.

10.	The Landlord shall pay the Property tax payable in respect of the Premises.

11.	The Stamp Duty payable on this Agreement in duplicate shall be borne by the Landlord and the Tenant in equal shares.

12.	The Landlord and the Tenant agree to be bound by the additional terms and conditions contained in Schedule II (if any).

13.	If there is any conflict between the English version and the Chinese version in this Agreement, the English version shall prevail.

Received the Security Deposit of	Received key(s) of the Premises by

HK$22,000.00 by the Landlord	the Tenant

(Cash/Cheque #: / Bank)

Confirmed and Accepted all the terms and	Confirmed and Accepted all the terms and
conditions contained herein by the Landlord:	conditions contained herein by the Tenant:

[Signature by landlord]	[Company seal affixed here]

Name: [*****]	HKID/B.R. NO: [*****]
HKID No.: [*****]

Schedule I

Schedule I

The Premises	UNIT H, 7/F, HOUSTON IND BLDG, WANG LUNG ST., 32-40

TSUEN WAN

The Landlord	[*****]

Telephone no:	[*****] HKID/B.R.NO: [*****]

The Tenant	Shine Union Limited

Telephone no:	2341 8183	HKID/B.R.NO:	[*****]

Term	From 15 March 2023 to	14 March 2025	(both days inclusive)

Rent	HK$11,000.00 per month

Security Deposit	HK$22,000.00

Schedule II

1.	Use

The Tenant shall not use or permit to be used the Premises or any part thereof for any purpose other than for industrial purposes only. (P.S. – Please select one item: e.g. residential/commercial/office/shop/industrial)

2.	Miscellaneous Payments

The Landlord shall be responsible for the following payments payable in respect of the Premises during the Term:-

(P.S. – Please fill in the following if the Rent shall include any of the following expenses.)

*	(a)	Management fee	:	Landlord (at current rate) (per month) (subject to revision from time to time)

*	(b)	Air Conditioning Charges	:	Tenant (at current rate) (per month) (subject to revision from time to time)

*	(c)	Government Rates	:	Landlord (subject to actual amount demanded by the Government)

*	(d)	Government Rent	:	Landlord (subject to actual amount demanded by the Government)

*	Delete where inapplicable

3.	Rent Free Period

The Tenant shall be entitled to a rent free period from _________ to 14 March 2023 (both days inclusive) provided that the Tenant shall be responsible for the charges of Government Rent, Government Rates, management fee, water, electricity, gas, telephone and other outgoings payable in respect of Premises during such rent free period.

4.	Break Clause

Notwithstanding anything to the contrary hereinbefore contained, the Landlord/Tenant/ either party shall be entitled to terminate this Agreement earlier than as herein provided by serving not less than 1 month’s written notice or by paying 1 month’s Rent in lieu to the Landlord/Tenant/other party provided that the said written notice shall not be served before the expiration of the ___month of the Term of Tenancy.

5.	Other

Deposit cannot be used in lieu of rent; The Landlord rents the Premises to the Tenant on an as-is basis; The Tenant shall change the utilities accounts on their own

The parties acknowledge the tenancy agreement is only a proposed tenancy agreement provided by Hing Shing Property Agency Co. Ltd. For the parties’ reference and it should only be adopted by both parties after they have studied this proforma tenancy thoroughly and have considered that it is applicable to their relevant tenancy transaction.

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